Evolus Announces Promotion of Crystal Muilenburg to Chief Marketing Officer

Newport Beach, Calif., February 26, 2021 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced the promotion of Crystal Muilenburg from VP, Corporate Communications & PR to Chief Marketing Officer effective today.

Crystal will oversee the U.S. marketing organization and establish the company’s international infrastructure to support the expansion of Nuceiva™ in all Evolus licensed territories. Crystal has more than two decades of marketing and communications experience, with more than a decade in aesthetics. In her last role at Allergan, she established and led the International Plastic Surgery & Body Contouring marketing team, and successfully integrated and launched new aesthetics products in Europe, Canada and Australia.

“Evolus is poised for growth and I am excited about our future,” said David Moatazedi, President and Chief Executive Officer. “We’ve reached a turning point in our company’s history with the ITC legal case behind us. While focused on driving U.S. Jeuveau® sales, we also plan to expand our international footprint and build out our product portfolio. I am confident that Crystal’s experience leading marketing teams in the U.S. and internationally will enable the continued success of our company.”

Also announced today, Michael Mazen Jafar will depart Evolus on February 26 to lead a health technology organization. Michael previously led the marketing and sales organization as Chief Commercial Officer. Under his leadership, Jeuveau® launched as the first new aesthetic neurotoxin in the United States in more than a decade and has been one of the top launches in aesthetics on a revenue basis1. “I’d like to thank Michael for all of his contributions the past three years and wish him success in his next leadership role,” said Moatazedi.

About Evolus, Inc.

Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Jeuveau® is a registered trademark and Evolux™ is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd

1 Source: Medical Insights (MIInews.com). Based on first full calendar year on the market after approval.

Evolus, Inc. Contacts:
Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Chief Marketing Officer
Tel: +1-949-284-4506
Email: media@evolus.com

Forward-Looking Statements

This statement contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements related to the company’s plan to expand to other Evolus licensed territories and plan to expand the company’s product portfolio.

Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to comply with all terms under the settlement agreements entered into with Allergan, Inc., Allergan Limited and Medytox, Inc., the possibility that Daewoong may be unable or unwilling to meet its indemnification or supply obligations, or that any recovery we receive from Daewoong will not be sufficient to address all of our losses, costs, expenses, liabilities and damages. Additional risks and uncertainties related to Evolus and our business include the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the Securities and Exchange Commission on October 29, 2020, which is available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.